Exhibit 10.1

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) dated as of                 , 200         , is made by and between ViewSonic Corporation, a Delaware corporation (the “Company”), and                                                                      (the “Indemnitee”).

R E C I T A L S:

A.            Indemnitee performs a valuable service to the Company in his capacity as a [director/officer] of the Company.

B.             The stockholders of the Company have adopted bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other Agents of the Company, including persons serving at the request of the Company in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”), under which the Company is organized and which empowers the Company to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Company, as the directors and officers of other corporations or enterprises, and expressly provides that the indemnification provided by the Code is not exclusive.

C.              The Board of Directors of the Company has determined that contractual indemnification as set forth herein is not only reasonable and prudent, but necessary to promote the best interests of the Company and its stockholders.

D.             The Company desires and has requested the Indemnitee to serve or continue to serve as a director and/or officer of the Company.

E.             The Indemnitee only is willing to serve, or to continue to serve, as a director and/or officer of the Company if the Indemnitee is furnished the indemnity provided for herein by the Company.

A G R E E M E N T :

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                        Definitions

(a)            Agent. For purposes of this Agreement, “Agent” of the Company means any person who (i) is or was a director, officer or other fiduciary of the Company or a subsidiary or affiliate of the Company, including any employee benefit plan of the Company; or (ii) is or was serving at the request of, for the convenience of, or to represent the interest of the Company or an affiliate or subsidiary of the Company as a director and/or officer of another foreign or domestic corporation, partnership or joint venture.

(b)            Expenses. For purposes of this Agreement, “Expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’

fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party, provided that the rate of compensation and estimated time involved is approved in advance by the Board of Directors of the Company), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, and amounts paid in settlement by or on behalf of the Indemnitee, but shall not include any judgments, fines or penalties actually levied against the Indemnitee.

(c)            Proceedings. For the purposes of this Agreement, “Proceeding” means any threatened, pending, or completed action, suit, arbitration, other proceeding or alternative dispute resolution mechanism or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of the foregoing, whether civil, criminal, administrative, investigative or any other type whatsoever.

(d)           Subsidiary. For purposes of this Agreement, “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

(e)            Change in Control. For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(f)             Independent Legal Counsel.  For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section l(c) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(g)             Voting Securities.  For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2.              Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Agent of the Company or any Subsidiary (including any employee benefit plan of the Company) faithfully and to be best of his ability, at the will of such corporation (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an Agent of such corporation, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws or other applicable charter documents of such corporation or of any subsidiary thereof, or until such time as the Indemnitee tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment of the Indemnitee in any capacity.

3.                                    Indemnification.

(a)           Indemnification in Third Party Proceedings. Subject to Section 10 below, the Company shall indemnify the Indemnitee to the fullest extent authorized or permitted by the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Company to broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment), if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of any act or inaction by him in any such capacity (including, but not limited to, any written statement of the Indemnitee that (i) is required to be, and is, filed with the Securities and Exchange Commission (the “SEC”) regarding the adequacy of the Company’s internal controls or the accuracy of reports or statements filed by the Company with the SEC pursuant to federal laws and/or administrative regulations (each, a “Required Statement”) or (ii) is made to another officer or employee of the Company to support a Required Statement), against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines and penalties), actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such Proceeding, but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful, pursuant to the presumption set forth in subsection (c) below, as applicable. The termination of any Proceeding by judgment, order of court, settlement, conviction or on plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the indemnitee did not act in good faith in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceedings, that such person had reasonable cause to believe that his conduct was unlawful.

(b)           Indemnification in Derivative Actions. Subject to Section 10 below, the Company shall indemnify the Indemnitee to the fullest extent authorized or permitted by the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Company to broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment), if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of any act or inaction by him in any such capacity (including, but not limited to, any written statement of the Indemnitee that (i) is a Required Statement or (ii) is made to another officer or employee of the Company to support a Required Statement), against all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such Proceedings, but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, pursuant to the presumption set forth in subsection (c) below.

(c)             Conclusive Presumption Regarding Indemnitee Conduct.  With respect to Sections 3(a) and 3(b) above, the Indemnitee shall be conclusively presumed to have acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, unless a determination is made that the Indemnitee has not acted in accordance with the standards set forth above (i) by the Board of Directors by a majority vote of a quorum thereof consisting of directors who were not parties to the Proceeding due to which a claim is made under this Agreement, (ii) by the stockholders of the Company by a majority vote of stockholders who were not parties to such a Proceeding, or (iii) in a written opinion of independent legal counsel, selection of whom has been approved by the Indemnitee in writing or by a panel of arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

(d)           Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitees to payments of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 1 hereof) shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.              Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or mailer therein, including the dismissal of any action without prejudice, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such Proceeding.

5.             Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties) actually and reasonably incurred by him in the investigation, defense, settlement or appeal of a Proceeding but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

6.              Advancement of Expenses. Subject to Section 10(b) below, the Company shall advance all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Company and a confirmation by Indemnitee of the undertaking to repay the Company.

7.                                        Notice and Other Indemnification Procedures.

(a)            Notification of Proceeding. Within 30 days after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

(b)           Request for Indemnification. Any indemnification requested by the Indemnitee under Section 3 hereof shall be made no later than 10 days after receipt of the written request of the Indemnitee, unless a good faith determination is made within said 10-day period in accordance with ore of the methods set forth in Section 3(c) above that the indemnitee is not or (subject to final judgment or other final adjudication as provided in Section 10(a) below) ultimately will not be entitled to indemnification hereunder.

(c)           Application for Enforcement.  Notwithstanding a determination under Section 7(b) above that the Indemnitee is not entitled to indemnification with respect to any specific Proceeding, the Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement. In such an enforcement hearing or Proceeding, the burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the

Company. Neither the failure of the Company (including its Board of Directors, stockholders, independent legal counsel or the panel of arbitrators) to have made a determination prior to the commencement of such action that the Indemnitee is entitled to indemnification hereunder, nor an actual determination by the Company (including its Board of Directors or independent legal counsel or the panel of arbitrators) that the Indemnitee is not entitled to indemnification hereunder, shall be a defense to the action or create any presumption that the Indemnitee is not entitled to indemnification hereunder.

(d)           Indemnification of Certain Expenses. The Company shall indemnify the Indemnitee against all expenses incurred in connection with any hearing or Proceeding under this Section 7 unless the Company prevails by clear and convincing evidence in such hearing or Proceeding.

8.              Assumption of Defense. In the event the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (a) the Indemnitee shall have the right to employ his counsel in such Proceeding at the Indemnitee’s expense; and (b) if (i) the employment of counsel by the Indemnitee has been previously authorized in writing by the Company, (ii) the Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding within a reasonable time, then in any such event the fees and expenses of the Indemnitee’s counsel reasonably and actually incurred shall be at the expense of the Company.

9.             Insurance. The Company shall obtain and maintain during the term of this Agreement directors’ and officers’ liability insurance (“D&O Insurance”) with respect to which the Indemnitee is named as an insured. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses, judgments, fines or penalties which have been paid directly to the Indemnitee by D&O Insurance. If the Company has D&O Insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

In the event that either (i) the D&O Insurance policy is renewed but the renewed policy does not provide for prior act’s coverage, (ii) the Company obtains a new D&O Insurance policy for period following the termination of the prior policy, and such new policy does not provide for prior act’s coverage, or (iii) the Company does not renew the policy or obtain a new policy following the termination of a policy, then unless otherwise determined by the Board, the

Company shall add to the policy or the applicable successor policy a run-off endorsement (the “Endorsement”) on the existing policy or the applicable successor policy subject to substantially the same terms and conditions. Unless otherwise approved by the Board, the Endorsement shall be non-cancelable and shall provide for the three-year extended reporting period for any and all claims covered under the policy. The Company shall pay all premiums, commissions and other costs or charges incurred in obtaining the Endorsement and shall promptly deliver to Indemnitee a Certificate of Confirmation of Insurance with respect to such Endorsement.

10.            Exceptions.

(a)           Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee on account of any Proceeding with respect to (i) remuneration paid to the Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and the Indemnitee have been advised that the SEC believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in Section 10(e) below); (ii) which final judgment is rendered against the Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute; (iii) which (but only to the extent that) it is determined by final judgment or other final adjudication that the Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct; or (iv) on account of conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying Proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

(b)           Claims Initiated by the Indemnitee. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee against the Company or its directors, officers, employees or other agents and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under the Code, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors of the Company finds it to be appropriate.

(c)           Action for Indemnification. Any provision herein to the contrary notwithstanding, the Company shall be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement unless the Company prevails in such proceeding by clear and convincing evidence.

(d)           Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected without the Company’s written consent. Neither the Company nor the Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company determines in good faith (pursuant to Section 7(b) above) that the Indemnitee is not or ultimately will not be entitled to indemnification hereunder.

(e)            Securities Act Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”) in any registration statement filed with the SEC under the Act. The Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of the Indemnitee’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. The Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

11.          Non-Exclusivity and Survival of Rights. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, in any court in which a Proceeding is brought, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnitee’s official capacity and to action in another capacity while occupying his position as an Agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Any provision herein to the contrary notwithstanding, the Company may provide, in specific cases, the Indemnitee with full or partial indemnification if the Board of Directors of the Company determines that such indemnification is appropriate.

12.           Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.           Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

14.          Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to he invalid, illegal or unenforceable, that arc not themselves invalid, illegal or unenforceable) shall he construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

15.           Amendment. Waiver and Termination. No supplement, modification, amendment, termination or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.            Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

17.           Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice).

18.           Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

19.          Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

20.             Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

21.           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

COMPANY

ViewSonic Corporation, a Delaware corporation

By:
Name:
Title:

INDEMNITEE

Signature of the Indemnitee

Print or Type Name of the Indemnitee